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                                                                    Exhibit 11.2

                          MEDICAL MANAGER CORPORATION
                                   PRO FORMA
                 PRIMARY AND FULLY DILUTED EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
                    THREE AND SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                                     THREE MONTHS         SIX MONTHS
                                                        ENDED               ENDED
                                                    JUNE 30, 1996       JUNE 30, 1996
                                                   --------------       -------------


Net Income                                            $ 1,712            $ 3,180
                                                      =======            =======

EARNINGS PER COMMON AND COMMON EQUIVALENT
          SHARE - PRIMARY:
-----------------------------------------

Weighted average common shares outstanding             18,821             18,821
                                                      -------            -------
Common and common equivalent shares - primary          18,821             18,821
                                                      =======            =======

Net earnings per share - primary                      $  0.09            $  0.17
                                                      =======            =======

EARNINGS PER COMMON AND COMMON EQUIVALENT
          SHARE - FULLY DILUTED:
-----------------------------------------

Weighted average common shares outstanding             18,821             18,821
                                                      -------            -------
Common and common equivalent shares - fully diluted    18,821             18,821
                                                      =======            =======

Net earnings per share - fully diluted                $  0.09            $  0.17
                                                      =======            =======
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